===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      ROCKDALE NATIONAL BANCSHARES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                                Not applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       ROCKDALE NATIONAL BANCSHARES, INC.
                            1000 Georgia Highway 138
                             Conyers, Georgia 30013

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 6, 1999


     The Annual Meeting of Shareholders of Rockdale National Bancshares, Inc. (the "Company") will be held on May 6, 1999 at 4:30 p.m. at the offices of the Company, 1000 Georgia Highway 138, Conyers, Georgia 30013, for the following purposes:

     (1) To elect four directors, those in Class II to serve for a term of three years and until their successors are elected and qualified, and those in Class I to serve for a term of two years and until their successors are elected and qualified; and

     (2) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on April 5, 1999 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

     A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                              By Order of the Board of Directors,

                              /s/ William L. Daniel

                              William L. Daniel
                              President and Chief Executive Officer

Conyers, Georgia
April 13, 1999


     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                       ROCKDALE NATIONAL BANCSHARES, INC.
                            1000 Georgia Highway 138
                             Conyers, Georgia 30013


                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 6, 1999

                           --------------------------

                                PROXY STATEMENT

                           --------------------------


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rockdale National Bancshares, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on May 6, 1999 and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 13, 1999. The address of the principal executive offices of the Company is 1000 Georgia Highway 138, Conyers, Georgia 30013.

     Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Annual Meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted and will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees named herein. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

     The record of shareholders entitled to vote at the Annual Meeting was taken on April 5, 1999. On that date the Company had outstanding and entitled to vote 676,188 shares of Common Stock, par value $1.00 per share (the "Common Stock"), with each share entitled to one vote.

                                AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of ten directors. The Company's Articles of Incorporation provide for a classified board of directors, whereby approximately one-third of the members of the Company's Board of Directors are elected each year at the Company's Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, successors to the class of directors whose term expires at the Annual Meeting will be elected for a three-year term. Three Class II directors and one Class I director are presently standing for election to the Board.

     In the event that any nominee withdraws or for any reason is not able to serve as director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than four nominees. The affirmative vote of a plurality of all votes cast at the meeting by the holders of the Common Stock is required for the election of the four nominees standing for election. All of the nominees have been directors of the Company since February 1997, with the exception of Mr. Athon, who has been a director of the Company since January 26, 1999. Under Georgia law, the term of a director who has been appointed by a corporation's board of directors expires at the next shareholders' meeting at which directors are elected, even if directors serve staggered terms on a classified board, such as the Company's. Accordingly, as the Annual Meeting is the first shareholders' meeting at which directors will be elected since Mr. Athon was appointed, he is standing for election to serve for a term prescribed by the class to which he has been nominated. Management of the Company has no reason to believe that any nominee will not serve if elected.

     The following persons have been nominated by management for election to the Board of Directors as Class II directors, to succeed themselves for a term of three years and until their successors are elected and have qualified:

     John A. Fountain, M.D., age 46, has maintained a medical practice specializing in dermatology in Conyers, Georgia since 1983. Dr. Fountain is a member of the Medical Association of Georgia, American Academy of Dermatology, American Society of Dermatology Surgeons, and serves a Clinical Associate Professor of Dermatology at Emory University School of Medicine. Dr. Fountain is a former director of the Conyers/Rockdale Chamber of Commerce and is the Technical Director of boys soccer for the Rockdale County School System. Dr. Fountain has also served as Honorary Chairman for the Rockdale Emergency Relief Fund and is a life member of the Georgia Master 4-H Club and the Georgia 4-H Counselor Association.

     Michael P. Jones, age 53, is Managing Partner of Jones & McKnight, P.C., Certified Public Accountants, which Mr. Jones founded in 1976. Mr. Jones has served as an advisory director for Bank South, Conyers, Georgia from 1988 to 1995 and has served as Chairman of the Conyers/Rockdale Chamber of Commerce. Mr. Jones is a member of the American Institute of CPAs and the Georgia Society of CPAs. Mr. Jones is also a 1993 Alumnus of the Regional Leadership Institute and has held numerous leadership positions with several Rockdale County youth sports organizations. Mr. Jones serves on the Administrative Board and is Chairman of Stewardship of the Salem United Methodist Church.

     R. Flynn Nance, D.V.M., age 44, has, since 1987, served as the President and owner of Honey Creek Veterinary Hospital, Inc., which is a veterinary medical facility offering medical and surgical care of companion animals in Conyers, Georgia. Dr. Nance is a member of Conyers/Rockdale Chamber of Commerce, the American Veterinary Medical Association, the American Heartworm Society, the Greater Atlanta Veterinary Medical Association, and the Georgia Veterinary Medical Association. Dr. Nance is also a charter member of the Rotary Club of Rockdale County.

     The following person has been nominated by management for election to the Board of Directors as a Class I director, to succeed himself for a term of two years and until his successor is elected and has qualified.

     Troy A. Athon, age 62, has been involved in the adult care industry for his entire professional career. Since 1997 he has been Vice President of Government Relations for Care More Management Company. He was CEO of Geriatric Health Services from 1980 to 1996. Prior to joining the Company's Board of Directors, he served as Chairman of the Board of Rockdale Community Bank, which opened in 1988 and was purchased by Regions Bank in August of 1996. In addition, he served on the Conyers City Council for three terms and in the Georgia State House of Representatives for four terms.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

     Each of the following persons is a member of the Board of Directors who is not standing for election to the Board of Directors this year and whose term will continue after the Annual Meeting of Shareholders.

     C. Dean Alford, age 46, has served as President and Chief Executive Officer of A&C Intercom, Inc. since 1977. Mr. Alford is presently Chairman of Rockdale Health Systems, a director of the Rockdale Rotary Club, The Boy Scouts of America (and a 1997 recipient of the Silver Beaver Award from the Atlanta Area Council of The Boy Scouts of America), Conyers/Rockdale Boys & Girls Club, Conyers/Rockdale Chamber of Commerce, and the Center for the Visually Impaired. Mr. Alford is also the Chairman of the Georgia Tech School of Electrical and Computer Engineering Advisory Board, and is Chairman of the Transition Team and the Recreation Committee at Rockdale Baptist Church.

     William L. Daniel, age 49, began his banking career at Citizens & Southern National Bank ("C&S") in 1972, ultimately rising to the level of Senior Vice President when he left C&S in 1986. From December 1986 until September 1988, Mr. Daniel served as an organizer, President and Chief Executive Officer of the Enterprise National Bank, Atlanta, Georgia. From December 1988 until March 1996, Mr. Daniel served in various executive positions with Bank South Corporation, ending with the position of Regional President supervising the bank's 24 branches in Rockdale, South DeKalb, South Fulton, Clayton and Fayette counties. After the acquisition of Bank South Corporation by NationsBank, Mr. Daniel became Executive Vice President of First Newton Bank, Covington, Georgia in April 1996. In October 1996, Mr. Daniel left the employment of First Newton Bank to begin recruiting and advising the Company's organizers and, on January 1, 1997, began devoting his full time to the organization of the Company and the chartering of the Bank. Mr. Daniel currently serves as President and Chief Executive Officer of the Company and the Bank. Mr. Daniel is active in the Good Shepherd Episcopal Church and is a director of the Rockdale County Water and Sewage Authority. Mr. Daniel is also Leadership Chairman of the Partners for Tomorrow Initiative and Chairman of the Rockdale County 1997 March of Dimes Walk America campaign.

     Hazel E. Durden, age 69, owns and operates Realty Metro, a real estate company she founded in 1972. Mrs. Durden is a member of the Conyers/Rockdale Chamber of Commerce, the American Business Woman Association, and the Conyers/Rockdale Pilot Club. Mrs. Durden is also a former member of the Grievance Committee of Ethics and Relations of the Rockdale Board of Realtors.

     Julia W. Morgan, age 71, is presently Chief Executive Officer of Ed Morgan & Associates, Inc., a corporation which she has owned and operated since 1981. Ms. Morgan served as a director of First Bank of Conyers until that bank merged with Bank South in 1987, at which time she became an advisory director for Bank South and served as a director for its parent corporation, Bank South Corporation, until 1996 when the bank merged with NationsBank. Ms. Morgan is currently serving on the Executive Committee of the Board of Trustees of the University of Georgia Education Foundation and is a director of the University of Georgia National Alumni Association. Ms. Morgan is also a member of the American Society of Life Underwriters and the Conyers/Rockdale Chamber of Commerce. Further, Ms. Morgan currently serves on the Rockdale County Impoundment Authority and the Rockdale County Water and Sewer Authority.

     Michael R. Potts, age 45, is the founder and President of Potts General Contractors, Inc., a general commercial construction contracting firm started by Mr. Potts in 1986. Mr. Potts is a member of the Georgia Chapter of Associate General contractors. Mr. Potts is also currently serving and has served since 1992 as Director of Construction for the Rockdale County Board of Commissioners. He is a former Board member and Executive Committee member of the Conyers/Rockdale Chamber of Commerce, and is an active charter member of the Haven Fellowship Church.

     Arthur J. Torsiglieri, Jr., M.D., age 40, has since June 1990 been a physician in Conyers, Georgia specializing in ear, nose and throat illnesses and is President of ENT Specialists, P.C., and is affiliated with Honey Creek Medical Association, Inc. and Wellbrook Association, Conyers, Georgia. Dr. Torsiglieri is also a clinical instructor, Department of Surgery, Division of Otolaryngology at Emory University, Atlanta, Georgia. Dr. Torsiglieri is a Fellow of the American Academy of Otolaryngology and the American College of Surgeons. Dr. Torsiglieri is a charter member of the Rotary Club of Rockdale and serves on the Eagle Board of Review for the Boy Scouts of America in Rockdale and Newton Counties.

Executive Officers

     Brian D. Hawkins, age 31, has served as Chief Financial Officer of the Company since October 13, 1998. Prior to his service with the Company, Mr. Hawkins served as Senior Accountant with Main Street Bank from April 1996 to October 1998. Mr. Hawkins served as a Human Resources Administrator/Specialist with SunTrust Banks, Inc. in Atlanta from 1991 to 1995 and as a Financial Analyst with SunTrust, Chattanooga in 1995 and 1996.

     William R. Walker II, age 32, has served as Senior Lending Officer of the Company since September 1997. Prior to his service with the Company, Mr. Walker served as a commercial lender with NationsBank from January 1996 to September 1997. Mr. Walker also served in various management positions with Bank South from 1989 to 1996, prior to its acquisition by NationsBank. Most recently, Mr. Walker served as a commercial lender in the Conyers and Atlanta areas from 1994 to 1996.

     There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     The Company's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company are required to file with the Securities and Exchange Commission ("SEC") reports of changes in their ownership of the Common Stock of the Company. Officers, directors and more than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during fiscal 1998, all filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except that one report on Form 4 (Statement of Changes in Beneficial Ownership) for each of Ms. Morgan, Ms. Durden, and Messrs. Jones, Nance, Potts, Torsiglieri, Daniel, Alford, and Fountain was inadvertently filed late and one report on Form 5 for each of Ms. Koivisto and Messrs. Daniel, Hawkins and Walker were inadvertently filed late.


               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held eighteen meetings during the year ended December 31, 1998. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which he or she served.

     The Board of Directors of the Company does not have a standing audit committee. The function of that committee has been delegated to the Board of Directors of the Bank which acts on such matters through its own Standing Audit Committee. The Bank's Audit Committee is currently comprised of Hazel E. Durden, John A. Fountain, M.D., Rebecca Koivisto, and Julia W. Morgan. The Bank's Audit Committee met four times during the Company's last fiscal year. The Bank's Audit Committee is authorized to nominate the Company's independent auditors and to review and make recommendations to the Board of Directors with respect to the Company's audit procedures and auditors' reports.

     The Company also has a Personnel Committee, currently comprised of C. Dean Alford, William L. Daniel, John A. Fountain and Michael P. Jones. The Personnel Committee met four times during the Company's last fiscal year. The Personnel Committee recommends compensation levels for executive officers of the Company and the Bank.

     In addition, the Company presently has a number of committees, including an Executive Committee and a Loan Committee.

     The Company does not have a Directors Nominating Committee, that function being reserved to the entire Board of Directors.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 15, 1999 with respect to ownership of the outstanding Common Stock of the Company by (i) all persons known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group:

                                                  Number of     Percent of
                                                 Shares/(1)/      Total
Name of Beneficial Owner                        -------------  ------------
------------------------
C. Dean Alford                                   32,500/(2)/       4.8%
Troy A. Athon                                         0              *
William L. Daniel                                20,904/(3)/       3.1%
Hazel E. Durden                                  15,500/(4)/       2.3%
John A. Fountain, M.D.                           17,500/(5)/       2.6%
Brian Hawkins                                         0              *
Michael P. Jones                                 24,500/(6)/       3.6%
Julia W. Morgan                                  30,250/(7)/       4.4%
R. Flynn Nance, D.V.M.                           15,800/(8)/       2.3%
Michael R. Potts                                 22,000/(9)/       3.2%
Arthur J. Torsiglieri, Jr., M.D.                 20,500/(10)/      3.0%
William R. Walker                                 2,333/(11)/        *
                                                -------          -----
     All Directors and Officers (12 persons)    201,787           27.7%/(12)/

_______________

*  Less than 1% of shares outstanding.
/(1)/ Except as indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 676,188 shares outstanding. The percentages for each of those parties who hold presently exercisable options are based upon the sum of 676,188 shares plus the number of shares subject to presently-exercisable options held by each such party, as indicated in the following notes. All persons above have a business address of P.O. Box 82030, Conyers, Georgia 30013.
/(2)/ Mr. Alford and Terre S. Alford share voting and investment power with respect to 25,000 shares. The number of shares includes 5,500 shares subject to presently-exercisable stock options. The number of shares also includes 2,000 held in an irrevocable trust, with respect to which Mr. Alford disclaims beneficial ownership.
/(3)/ Includes 5,904 shares subject to presently-exercisable stock options. /(4)/ Ms. Durden shares voting and investment power with respect to 10,000 shares, including 1,000 with Natalie Brook Elmore; 1,000 with Garrett Austin Elmore; and 8,000 with Gary E. Elmore. Number of shares includes 5,500 shares subject to presently-exercisable stock options.
/(5)/ Dr. Fountain and Carol S. Fountain share voting and investment power with respect to 10,000 shares. Number of shares includes 5,500 shares subject to presently-exercisable stock options.

/(6)/ Includes 18,000 shares owned by Mr. Jones' wife, Meta B. Jones. Number of shares includes 5,500 shares subject to presently-exercisable stock options.
/(7)/ Includes 22,000 shares held in a trust as to which Ms. Morgan has sole voting and investment power. Number of shares includes 5,500 shares subject to presently-exercisable stock options.
/(8)/ Dr. Nance and Susan A. Nance share voting and investment power with respect to 10,000 shares. Number of shares includes 5,500 shares subject to presently-exercisable stock options. Number of shares also includes 300 held in trust for Dr. Nance's children in the name of Dr. Nance's mother, Harriett L. Nance, with respect to which Dr. Nance disclaims beneficial ownership.
/(9)/ Mr. Potts and Gloria Adele Johnson Potts share voting and investment power with respect to 4,400 shares. Number of shares includes 5,500 shares subject to presently-exercisable stock options.
/(10)/ Dr. Torsiglieri and Jan S. Torsiglieri share voting and investment power with respect to 15,000 shares. Number of shares includes 5,500 shares subject to presently-exercisable stock options.
/(11)/ Number of shares includes 1,333 shares subject to presently-exercisable stock options.
/(12)/ Includes 51,237 shares subject to presently-exercisable options.


                             EXECUTIVE COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer for the years ended December 31, 1998 and December 31, 1997. No other executive officer's compensation exceeded $100,000 during 1998.

                                                   Summary Compensation Table

                                     Annual Compensation                   Long Term Compensation
                                -----------------------------   -------------------------------------------
                                                                                   Number of
           Name and                                             Restricted Stock    Options      All Other
      Principal Position        Year     Salary         Bonus      Awards ($)       Awarded    Compensation
------------------------------  ----  -------------    -------  -----------------  ---------   ------------
William L. Daniel               1998    $100,000        $- 0 -       $- 0 -          9,262       $14,729/(2)/
  President and
  Chief Executive Officer       1997    $ 93,200/(1)/   $- 0 -       $- 0 -          - 0 -       $ - 0 -

-------------
/(1)/ Includes (i) consulting fees of $7,500 per month made prior to the Company's commencement of operations and (ii) pro-rated annual salary payments of $21,950 made subsequent to the Company's commencement of operations.
/(2)/ Includes $8,400 in travel allowances and $6,329 in life insurance premiums.

Employment Agreement

  On February 21, 1997, the organizers of the Company entered into an employment agreement (the "Employment Agreement") with William L. Daniel pursuant to which Mr. Daniel was paid $7,500 per month as a consultant to such organizers for the purpose of assisting in the organization of the Company and its wholly-owned subsidiary, Rockdale National Bank ("the Bank"). With the Bank now open for business, the Employment Agreement provides that Mr. Daniel shall be employed as President and Chief Executive Officer of the Bank for a period ending on February 21, 2000, and shall be entitled to receive an annual base salary of $100,000, which may be increased at the discretion of the Board of Directors of the Bank at the end of the calendar quarter in which total deposits equal or exceed $20 million. Beginning on the second anniversary of the Bank's opening for business, Mr. Daniel is also eligible to receive a bonus in an amount determined by the Bank's Board of Directors. The Employment Agreement also provides for the grant of stock options to Mr. Daniel in the amount of 1% of the Common Stock of the Company sold in the Company's initial public offering (6,732 shares) at a purchase price of $10.00 per share (the current market price of one share of Company Common Stock) pursuant to the Company's 1998 Incentive Stock Option Plan. Once granted, one-half of these options will vest immediately, and one-quarter of such options shall vest on each of the first and second anniversaries of the Bank's opening for business (October 1998 and 1999, respectively). All such options shall be exercisable for a period of seven years.

  The Employment Agreement also provides that Mr. Daniel shall receive an automobile allowance of $700 per month and such other benefits, such as health, hospitalization, disability and term life insurance generally made available to other senior executives of the Company and the Bank.

  The Employment Agreement contains non-compete and non-solicitation provisions pursuant to which Mr. Daniel has agreed that through the actual date of termination of the Employment Agreement and for a period of 12 months thereafter, he shall not, without the prior written consent of the Bank, within the primary service area of the Bank either directly or indirectly serve as an executive officer of any bank, bank holding company, or other financial institution.

  The Employment Agreement provides that the Bank may terminate the employment of Mr. Daniel for any reason, and, in such event, Mr. Daniel shall be entitled to the payment of his base salary for a period of six months and for reimbursement of up to $3,000 in fees incurred in connection with outplacement services.

Stock Option Plans

  On January 27, 1998, the Company's Board of Directors adopted an Incentive Stock Option Plan (the "Plan") to cover Mr. Daniel's options and for employees who are contributing significantly to the management or operation of the business of the Company or its subsidiaries as determined by the committee administering the Plan. The Plan was approved by the stockholders of the Company at their annual meeting held on May 5, 1998. The Plan provides for the grant of options at the discretion of a committee designated by the Board of Directors to administer the Plan. No person may serve as a member of the committee who is then eligible for a grant of options under the Plan or has been so eligible for a period of one year prior to his service on the committee. The option exercise price must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Plan. Stock options granted pursuant to the Plan expire on or before (1) the date which is the tenth anniversary of the date the option is granted, or (2) the date which is the fifth anniversary of the date the option is granted in the event that the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company. 100,000 shares have been reserved for issuance under the Plan. During fiscal 1998, an aggregate of 19,462 stock options were granted under the Plan.

Stock Options

  The following table presents information regarding grants to the named person of options to purchase shares of the Common Stock during the year ended December 31, 1998:

                          Number of         % of Total Options
                         Securities        Granted to Employees
                     Underlying Options   during the year ended       Exercise or      Expiration
      Name               Granted (#)         December 31, 1998     Base Price ($/sh)      Date
-------------------  -------------------  -----------------------  -----------------  ------------
William L. Daniel          9,262                 47.6%                   $10.00       July 2, 2008

  The following table presents information regarding the value of unexercised options held at December 31, 1998 by William L. Daniel. No stock options were exercised and there were no SARs outstanding during fiscal 1998.

                             Number of
                        Unexercised Options          Value of Unexercised
                             at FY-End               In-the-Money Options
                                (#)                        at FY-End
       Name          Exercisable/Unexercisable   Exercisable (1)/Unexercisable
       ----         --------------------------  -----------------------------
William L. Daniel           5,904/3,358                 $5,904/$3,358

--------------
(1) Dollar values calculated by determining the difference between the estimated fair market value of the Company's Common Stock at December 31, 1998 ($11.00) and the exercise price of such options. Because no organized trading market exists for the Common Stock of the Company, the fair market value was computed by reference to recent sales of the Company's Common Stock.

                           Compensation of Directors

  The Bank is currently accruing director's fees at the rate of $300 per month per director. At such time as the Bank becomes profitable, all accrued director's fees, without interest, will be paid and regular payments of $300 per month per director are expected to commence.

  On August 24, 1998 (the "Effective Date"), the Board of Directors of the Company approved a deferred compensation plan (the "Directors' Plan") to help retain the services of those Company directors who do not hold a management
position (the "Eligible Directors.")   The Directors' Plan provides that each
Eligible Director serving on the Board of Directors as of the Effective Date shall be granted an option to purchase 5,000 shares of the Company's Common Stock. The Directors' Plan further provides for the grant, at the end of each fiscal year, of an option to purchase 500 shares of Common Stock to each Eligible Optionee who continues to serve on the Board of Directors as of the last business day of that fiscal year. Options granted pursuant to the Directors' Plan become fully exercisable as of the date of grant. Such options expire on the earlier of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date that the Optionee ceases service on the Board of Directors for reasons other than death or disability. 100,000 shares have been reserved for issuance under the Directors' Plan. During fiscal 1998, an aggregate of 40,000 stock options were granted under the Directors' Plan.


                              CERTAIN TRANSACTIONS

  The Bank extends loans from time to time to certain of the Company's directors, their associates and members of the immediate families of the directors and executive officers of the Company. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Representatives of BDO Seidman, LLP, the Company's independent public accountants, are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


            ANNUAL REPORT TO SHAREHOLDERS AND REPORT ON FORM 10-KSB

  Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 1998 Annual Report to Shareholders that accompanies this proxy statement. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, as filed with the Securities and Exchange Commission, is available to stockholders who make a written request therefor to the Chief Financial Officer of the Company, Brian D. Hawkins, P. O. Box 82030, Conyers, Georgia 30013. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of the Company's expenses in furnishing such documents.


                             SHAREHOLDER PROPOSALS

  The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement for the 2000 Annual Meeting of Shareholders is December 14, 1999. Additionally, we must receive notice of any shareholder proposal to be considered at the 2000 Annual Meeting of Shareholders (but not required to be included in our proxy statement) by February 27, 2000, or such proposal will be considered untimely pursuant to Rules14a-4 and 14a-5(e) under the Exchange Act. The persons named in the proxies solicited by us may exercise discretionary voting authority with respect to any shareholder proposal received by us after the December 14, 1999 deadline if such proposal is otherwise a matter properly brought before and acted on by shareholders.


                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                              By Order of The Board of Directors,

                              /s/ William L. Daniel

                              William L. Daniel
                              President and Chief Executive Officer
Conyers, Georgia
April 13, 1999

                       ROCKDALE NATIONAL BANCSHARES, INC.
                            1000 Georgia Highway 138
                             Conyers, Georgia 30013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints William L. Daniel and Julia W. Morgan, and each of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of ROCKDALE NATIONAL BANCSHARES, INC. to be held on May 6, 1999 at 4:30 p.m. at the offices of the Company, 1000 Georgia Highway 138, Conyers, Georgia 30013 and any adjournments or postponements thereof:

  1. To elect four directors to serve for the term indicated below and until their successors are elected and qualified.

     [ ]  FOR all nominees listed below   [ ]  WITHHOLD AUTHORITY to vote
          (except as marked to the             for all nominees listed below
          contrary below)

                     CLASS II (term to expire in Year 2002)
        John A. Fountain, M.D.; Michael P. Jones; R. Flynn Nance, D.V.M.

                     CLASS I (term to expire in Year 2001)
                                 Troy A. Athon

        INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.


  2. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Please date and sign this Proxy exactly as name(s) appears on the mailing label.

NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.


                                        -------------------------------------

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                                        Print Name(s):
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                                        Dated:
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